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                                                                     Exhibit 5.2

                                 June 10, 1997



Central Fidelity Capital Trust I
c/o Central Fidelity Banks, Inc.
1021 East Cary Street
P.O. Box 27602
Richmond, VA 23261

        Re:     Central Fidelity Capital Trust I
                --------------------------------

Ladies and Gentlemen:

        We have acted as special Delaware counsel for Central Fidelity Banks, Inc., a Virginia corporation (the "Depositor") and Central Fidelity Capital Trust I, a Delaware business trust (the "Trust") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following;

        (a) The Certificate of Trust of the Trust, dated April 2, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 2, 1997;

        (b) The Trust Agreement of the Trust, dated as of April 2, 1997, between the Depositor and the trustees of the Trust named therein;

        (c) The Amended and Restated Declaration of Trust of the Trust, dated as of April 23, 1997 (the "Declaration"), among the Depositor, The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware


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Central Fidelity Capital Trust I
June 10, 1997
Page 2

Trustee"), and the administrative trustees of the Trust named therein (the "Administration Trustees");

               (d) The Registration Statement (the "Registration Statement") on Form S-4, including a preliminary prospectus (the "Prospectus") relating to the Floating Rate Capital Trust Pass-through Securities, Series A of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "New Capital Security" and collectively, the "New Capital Securities"), as proposed to be filed by the Depositor and the Trust with the Securities and Exchange Commission on or about June 10, 1997;

               (e)  The Purchase Agreement;

               (f) The Registration Agreement dated April 23, 1997, among the Trust, the Depositor and the Initial Purchasers (the "Registration Agreement");

               (g) a Certificate of Good Standing for the Trust, dated June __, 1997, obtained from the Secretary of State; and

               (h)  the form of the New Capital Securities.

               Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

               For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

               For purposes of this opinion, we have assumed (i) that the Declaration and the Certificate constitute the entire agreement among the parties thereto with respect to the subject matter thereof, and that such agreements are in full force and effect, have not been amended

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Central Fidelity Capital Trust I
June 10, 1997
Page 3

and no amendment of such agreements is pending or has been proposed, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a New Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Securities Certificate for such New Capital Security and the payment for the Capital Security acquired by it, in accordance with the Declaration, the Registration Statement and the Prospectus and by it, in accordance with the Declaration, the Registration Statement and the Prospectus and (vii) that the New Capital Securities are issued in accordance with the Declaration and delivered to the Capital Security Holders in the exchange offer as contemplated by the Registration Statement and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has bee duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

        2. The New Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interest in the assets of the Trust.

        3. The Capital Securities Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Securities Holders may be obligated to make payments as set forth in the Declaration.


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Central Fidelity Capital Trust I
June 10, 1997
Page 4

     This opinion may be relied upon by you and your permitted transferees in connection with the matters set forth herein, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to laws, rules and regulations thereunder in effect as of such date. We also consent to Sullivan & Cromwell relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by it on the date hereof. We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of New Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                     Very truly yours,

                                     /s/Richards, Layton & Finger